As filed with the Securities and Exchange Commission on October 13, 2005

Registration No. 333-116247

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SANTANDER BANCORP

(Exact name of Registrant as specified in its charter)

Puerto Rico	66-0573723
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

207 Ponce de León Avenue
San Juan, Puerto Rico 00917
(787) 777-4100
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal and
executive offices)

José Ramón González
President and Chief Executive Officer
207 Ponce de León Avenue
San Juan, Puerto Rico 00917
(787) 759-7070
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rafael S. Bonilla	Javier D. Ferrer
Senior Vice President and General Counsel	Eduardo J. Arias
Santander BanCorp	Pietrantoni Méndez & Alvarez LLP
207 Ponce de León Avenue	Popular Center Building 19th Floor
San Juan, Puerto Rico 00917	209 Muñoz Rivera Avenue
(787) 274-7247	San Juan, Puerto Rico 00918
(787) 274-4918

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

	Amount	Proposed	Proposed
	to be	maximum	maximum	Amount of
	registered	offering price	aggregate	registration
Title of each class of securities to be registered	(1)(2)(3)	per unit (4)	offering price (5)(6)	fee
Debt Securities; Preferred Stock and Common Stock (7).	$1,000,000,000		$1,000,000,000	$117,700(8)
Common Stock of Santander BanCorp to be offered by the selling stockholder named herein(9).	6,000,000		$172,860,000	$21,901(10)
Total.				$139,601(8)(10)

(1)	This registration statement also covers an indeterminate amount of securities to be offered or sold by affiliates of the Registrant in market-making transactions.

(2)	In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $1,000,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. If debt securities are issued at original issue discount, the Registrant may issue such higher principal amount as may be sold for an initial public offering price of up to $1,000,000,000 (less the dollar amount of any securities previously issued hereunder), or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies.

(3)	In addition to any debt securities, preferred stock or common stock that may be issued directly under this Registration Statement, there are being registered hereunder an indeterminate amount of debt securities and an indeterminate number of shares of preferred stock and common stock as may be issued upon conversion or exchange of preferred stock or debt securities. No separate consideration will be received for any debt securities, preferred stock or common stock so issued upon such conversion or exchange.

(4)	The proposed maximum initial offering price per security will be determined from time to time by the Registrant in connection with the sale by the Registrant of the securities registered under this Registration Statement.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(6)	Separate consideration may not be received for registered securities that are issuable on conversion or exchange of other securities.

(7)	Subject to note (2) above, there is being registered hereunder an indeterminate principal amount of debt securities, which may be senior or subordinated, an indeterminate number of shares of preferred stock and an indeterminate number of shares of common stock of the Registrant as from time to time may be issued at indeterminate prices. Includes such securities registered hereby as may be purchased by underwriters or agents to cover over-allotments, if any.

(8)	Includes a filing fee of $44,345 that was paid with respect to $350,000,000 aggregate principal amount or liquidation amount (or initial public offering price) of securities included in the original filing of this Registration Statement.

(9)	There is being registered hereunder up to 6,000,000 shares of common stock of Santander BanCorp to be offered by the selling stockholder, from time to time, at indeterminate prices. Pursuant to Rule 457(c), the offering price and registration fee was computed on the basis of the average high and low prices of the common stock of Santander BanCorp, as reported on the New York Stock Exchange as of a specified date within five business days prior the date of original filing of this Registration Statement.

(10)	The filing fee of $21,901 was paid with respect of 6,000,000 shares of common stock of Santander BanCorp included in the original filing of this Registration Statement.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated October 13, 2005

PROSPECTUS

SANTANDER BANCORP

Debt Securities, Preferred Stock and Common Stock

•	We may use this prospectus to offer and sell from time to time up to $1,000,000,000 of our:

•	debt securities,

•	preferred stock, and

•	common stock.

•	This prospectus may also be used to offer and sell up to 6,000,000 shares of our common stock owned by Administración de Bancos Latinoamericanos Santander, S.L., our principal stockholder.

•	This prospectus provides a general description of the debt securities, preferred stock and common stock that may be offered. We will provide the specific types, amounts, prices and detailed terms of the offered securities in supplements to this prospectus.

•	You should read this prospectus and the applicable prospectus supplement carefully before you invest.

•	Our common stock is traded on the New York Stock Exchange under the symbol “SBP.”

     Neither the Securities and Exchange Commission nor any state or Commonwealth of Puerto Rico securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     These securities are not savings accounts, deposits or other obligations of bank or non-banking subsidiaries or other affiliates of Santander BanCorp. These securities are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency or instrumentality.

     We may sell the debt securities, preferred stock and common stock directly or through one or more underwriters, agents or dealers. The agents are not required to sell any specific number or amount of the debt securities, preferred stock or common stock.

     We may use this prospectus in the initial sale of any security. In addition, we or certain of our affiliates may use this prospectus in a market-making transaction in any security after its initial sale.

The date of this prospectus is       , 2005.

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that Santander BanCorp filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell debt securities, preferred stock and common stock in one or more offerings. We may also issue debt securities, preferred stock and common stock upon conversion or exchange of any debt securities or preferred stock. In addition, the selling stockholder may, from time to time, sell up to 6,000,000 shares of our common stock in one or more offerings.

     This prospectus provides you with a general description of the debt securities, the preferred stock and the common stock that we may issue as well as the common stock that may be sold from time to time by the selling stockholder. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

     We are not, and any underwriters, agents and dealers are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     References in this prospectus to “Santander BanCorp,” the “Company,” “we,” “our,” and “us,” refer to Santander BanCorp and its subsidiaries, unless otherwise stated or the context otherwise requires. When we refer to “your security” and “your prospectus supplement,” we mean the security that we are offering to you and the applicable prospectus supplement describing the specific terms of that security.

     When we define a specialized term, it appears in bold, italicized type. We refer to the debt securities, the preferred stock and the common stock that may be issued under the terms of this prospectus as the securities.

WHERE YOU CAN FIND MORE INFORMATION

     We filed a registration statement with the SEC relating to the securities. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document.

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room.

     The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update and supersede this incorporated information.

     This prospectus incorporates by reference the documents listed below which we have previously filed with the SEC under the Securities Exchange Act of 1934 (other than the information in such documents that is deemed, in accordance with SEC Rules, not to have been filed):

•	Annual Report on Form 10-K for the year ended December 31, 2004;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005;

•	Current Reports on Form 8-K dated January 27, 2005, March 14, 2005, March 23, 2005, April 28, 2005, April 28, 2005, July 28, 2005 and August 22, 2005; and

•	The description of our common stock which is contained in our Registration Statement on Form 8-A filed pursuant to the Securities Exchange Act of 1934 under Commission file number 001-15849, including any amendment or reports filed for the purpose of updating such description.

     We also incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the date all the securities offered hereunder are sold, other than the information in such documents that is deemed, in accordance with SEC Rules, not to have been filed. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: P.O. Box 362589, San Juan, Puerto Rico 00936-2589. Telephone requests may be directed to (787) 274-7250. You may also access this information at our website at http://www.santandernet.com. The information on our website is not incorporated by reference into this prospectus.

FORWARD-LOOKING STATEMENTS

     When used in this prospectus, the applicable prospectus supplement or future filings by Santander BanCorp with the SEC, the word or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” or similar expressions are intended to identify “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

     The future results of Santander BanCorp could be affected by subsequent events and could differ materially from those expressed in forward-looking statements. If future events and actual performance differ from Santander BanCorp’s assumptions, the actual results could vary significantly from the performance projected in the forward-looking statements.

     Santander BanCorp wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including regional and national conditions, substantial changes in levels of market interest rates, credit and other risks of lending and investment activities, competitive and regulatory factors and legislative changes, could affect Santander BanCorp’s financial performance and could cause Santander BanCorp’s actual results for future periods to differ materially from those anticipated or projected. Santander BanCorp does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

SANTANDER BANCORP

     Santander BanCorp is a diversified financial holding company headquartered in San Juan, Puerto Rico, offering a full range of financial services. Our main lines of business are described below:

•	Banking — Banco Santander Puerto Rico is a full service commercial bank and our main operating subsidiary. The Bank offers commercial banking services through its retail and wholesale banking units and mortgage banking services through its subsidiary, Santander Mortgage Corporation.

•	Investment and Asset Management — Santander Securities Corporation is our securities brokerage and investment banking subsidiary. Santander Securities provides investment banking, brokerage and asset and investment management services, including mutual fund and institutional asset management services through its wholly-owned subsidiary, Santander Asset Management Corporation.

•	Insurance Agency — We conduct our insurance business through Santander Insurance Agency. Santander Insurance Agency offers a broad range of products, including life, disability, unemployment and title insurance as a corporate agent, and also operates as a general agent, offering bid, payment and performance bonds, and insurance to cover equipment and auto leases.

     Our principal executive offices are located at 207 Ponce de León Avenue, San Juan, Puerto Rico and our telephone is (787) 777-4100.

     Santander BanCorp is a majority-owned indirect subsidiary of Banco Santander Central Hispano, S.A., or Santander Central Hispano. Santander Central Hispano, through its wholly-owned subsidiary Administración de Bancos Latinoamericanos Santander, S.L., or ABLASA, our principal stockholder, currently owns 88.6% of the outstanding shares of common stock of Santander BanCorp. Santander Central Hispano, along with its consolidated subsidiaries, is a leading financial group in Spain and Latin America and currently ranks among the largest financial institutions in the world in terms of market capitalization. Santander Central Hispano provides a comprehensive range of banking, financial and related services to corporate and individual clients in more than 40 countries. As of June 30, 2005, Santander Central Hispano had total assets of $883 billion. The securities offered by this prospectus and the applicable prospectus supplement will not be obligations of, or otherwise guaranteed by, Santander Central Hispano or any other affiliate of Santander BanCorp.

     Because Santander BanCorp is a holding company, the claims of creditors and any preferred stockholders of Santander BanCorp’s subsidiaries will have a priority over Santander BanCorp’s equity rights and the rights of Santander BanCorp’s creditors and stockholders, including the holders of securities we may offer under this prospectus, to participate in the assets of the subsidiary upon the subsidiary’s liquidation, except to the extent that we may ourselves be creditors with recognized claims against the subsidiary or holders of preferred stock of the subsidiary. As of June 30, 2005, our subsidiaries had $7.5 billion of outstanding indebtedness (including $5.5 billion in deposits) to which the securities offered by this prospectus would be effectively subordinated. As of that date, our subsidiaries had no preferred stock outstanding.

     Our subsidiaries that operate in the banking and securities business can only pay dividends if they are in compliance with the applicable requirements of federal and Commonwealth of Puerto Rico bank regulatory authorities and securities regulators. We must also maintain the required capital levels of a bank holding company before we may pay dividends on our stock.

     There are various statutory and regulatory limitations on the extent to which Banco Santander Puerto Rico or any other banking subsidiary organized or acquired in the future can finance or otherwise transfer funds to Santander BanCorp or its nonbanking subsidiaries, either in the form of loans, extensions of credit, investments or asset purchases.

•	Such transfers by any banking subsidiary to Santander BanCorp or any nonbanking subsidiary are limited to 10% of the banking subsidiary’s capital and surplus, and with respect to Santander BanCorp and all such nonbanking subsidiaries taken as a whole, to an aggregate of 20% of the banking subsidiary’s capital and surplus. For these purposes, capital stock and surplus includes the institution’s total risk-based capital plus the balance of its allowance for loan losses not included in risk-based capital.

•	Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions consistent with safe and sound banking practices.

     In addition, there are regulatory limitations on the payment of dividends directly or indirectly to Santander BanCorp. Federal and Commonwealth of Puerto Rico authorities also have the right to further limit the payment of dividends by banking subsidiaries.

     Under Federal Reserve Board policy, a bank holding company like Santander BanCorp is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each subsidiary bank. As a result of that policy, Santander BanCorp may be required to commit resources to support Banco Santander Puerto Rico or any other banking subsidiary created in the future in circumstances in which it might not do so absent such policy. In addition, subordinated loans by a bank holding company to its subsidiary depository institutions are subordinated in right of payment to deposits and to certain other indebtedness of the subsidiary depository institution. In the event of a bank holding company’s bankruptcy, a commitment by a bank holding company to regulators to maintain the capital of a banking subsidiary will be assumed by the bankruptcy trustee and entitled to priority of payment.

     For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries, including the regulatory limits on the payment of dividends by us and our subsidiaries and specific information relevant to us, refer to our Annual Report on Form 10-K for the year ended December 31, 2004, and any subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the deposit insurance funds that insure deposits of banks, rather than for the protection of security holders. A change in the statutes, regulations or regulatory policies applicable to us or our subsidiaries may have a material effect on our business.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND CONSOLIDATED RATIO OF
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Six Months
	Ended June 30,	Year ended December 31,
	2005	2004	2003	2002	2001	2000
Ratio of Earnings to Fixed Charges:
Excluding Interest on Deposits	3.63x	2.85x	2.22x	2.47x	2.64x	2.37x
Including Interest on Deposits	1.62x	1.65x	1.29x	1.18x	1.27x	1.24x
Ratio of Earnings to Combined Fixed
Charges and Preferred Stock Dividends:
Excluding Interest on Deposits	3.63x	2.85x	2.03x	2.31x	2.53x	2.30x
Including Interest on Deposits	1.62x	1.65x	1.23x	1.14x	1.25x	1.22x

     The table above shows (1) the consolidated ratio of earnings to fixed charges and (2) the consolidated ratio of earnings to combined fixed charges and preferred stock dividends of Santander BanCorp for each of the five most recent fiscal years and for the six months ended June 30, 2005. The ratio of earnings to fixed charges is a measure of Santander BanCorp’s ability to generate earnings to pay the fixed expenses of its debt. The ratio of earnings to combined fixed charges and preferred stock dividends is a measure of Santander BanCorp’s ability to generate earnings to pay the fixed expenses of its debt and dividends on its preferred stock.

     These computations include Santander BanCorp and its subsidiaries. For purposes of computing these ratios, earnings consist of pre-tax income from continuing operations plus fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges represent all interest expense, the portion of net rental expense which is deemed representative of the interest factor and the amortization of debt issuance expense and capitalized interest. Ratios are presented both including and excluding interest on deposits. The term “preferred stock dividends” is the amount of pre-tax earnings that is required to pay dividends on Santander BanCorp’s outstanding preferred stock.

USE OF PROCEEDS

     Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include:

•	making investments in, or extensions of credit to, our subsidiaries,

•	financing acquisitions and/or our business expansion, and

•	repaying or refinancing outstanding borrowings.

     The precise amounts and timing of the application of proceeds will be as described in the applicable prospectus supplement and will depend on various factors existing at the time of offering of the securities, including the funding requirements of our subsidiaries and the availability of other funds. Until used, the proceeds may be temporarily invested in marketable securities.

     The selling stockholder will receive all of the proceeds from sales of the shares of our common stock offered by it from time to time. We will not receive any of the proceeds from such sales of our common stock.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

Information About Our Debt Securities

     As required by U.S. federal law for all debt securities of companies that are publicly offered, the debt securities issued under this prospectus are governed by documents called indentures. We will issue debt securities under separate indentures between us and The Bank of New York Trust Company, N.A., which is referred to as The Bank of New York. We will issue senior debt securities under a senior indenture and subordinated debt securities under a subordinated indenture. The Bank of New York will act as trustee under each of the indentures, unless otherwise stated in your prospectus supplement. The trustee has two main roles:

•	First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later under “— Default and Remedies”; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt security to a new buyer if you sell and sending you notices.

     The indentures permit us to issue different series of debt securities from time to time. We may issue debt securities in such amounts, at such times and on such terms as we wish. The debt securities will differ from one another in their terms.

     The senior debt indenture and the subordinated debt indenture are referred to herein individually as an indenture and collectively as the indentures. The debt securities issued under the indentures are referred to collectively herein as the debt securities. The senior debt securities are referred to collectively herein as the senior debt securities and the subordinated debt securities are referred to collectively herein as the subordinated debt securities. A copy or form of each indenture is filed as an exhibit to the registration statement of which this prospectus forms a part.

     Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indentures and the debt securities will not afford holders of the debt securities protection in the event of a recapitalization, restructuring or other highly leveraged transaction.

     This section summarizes the material terms that will apply generally to a series of debt securities. Each particular debt security will have financial and other terms specific to it, and the specific terms of each debt security will be described in a prospectus supplement attached to the front of this prospectus. Those terms may vary from the terms described here. As you read this section, therefore, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, modify or replace the general terms described in this section. The statements we make in this section may not apply to your debt security.

     References under this “Description of Debt Securities We May Offer” to “we,” “our,” and “us,” refer to Santander BanCorp only and not to any of its subsidiaries, unless the context otherwise requires.

Amounts That We May Issue

     The indentures do not limit the aggregate amount of debt securities that we may issue, nor do they limit the aggregate amount of any particular series. Likewise, the indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, except as described under “— Restrictive Covenants” below.

How the Debt Securities Rank Against Other Debt

     Unless otherwise specified in the prospectus supplement, the debt securities will not be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors. The senior debt securities will not be subordinated to any of our other unsecured debt obligations. This means that the senior debt securities will rank equally in right of payment with all our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated to our senior indebtedness and to the extent described in “— Special Terms Relating to the Subordinated Debt Securities” below.

     Because Santander BanCorp is a holding company, the claims of creditors and any preferred stockholders of Santander BanCorp’s subsidiaries will have a priority over Santander BanCorp’s equity rights and the rights of Santander BanCorp’s creditors and stockholders, including the holders of debt securities, to participate in the assets of the subsidiary upon the subsidiary’s liquidation, except to the extent that we may ourselves be creditors with recognized claims against the subsidiary or holders of preferred stock of the subsidiary. As of June 30, 2005, our subsidiaries had $7.5 billion of outstanding indebtedness (including $5.5 billion in deposits) to which the debt securities would be effectively subordinated. As of that date, our subsidiaries had no preferred stock outstanding.

This Section Is Only a Summary

     The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. The indentures and the debt securities are governed by New York law. A copy of each indenture or form of indenture has been filed with the SEC as part of the registration statement of which this prospectus forms a part. See “— Where You Can Find More Information” above for information on how to obtain a copy.

     Because this section and your prospectus supplement provide only a summary, they do not describe every aspect of the indentures and your debt security. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including definitions of certain terms used in the indentures. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures. In this section, however, we describe the meaning for only the more important of those terms. Whenever particular terms of the indentures are referred to, such terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

Features Common to All Debt Securities

Stated Maturity and Maturity

     The day on which the principal amount of your debt security is scheduled to become due and payable is called the stated maturity of the principal and is specified in your prospectus supplement. The principal may become due sooner, by reason of redemption or acceleration after an event of default. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity of the principal.

     We also use the terms “stated maturity” and “maturity” to refer to the dates when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Debt Securities

     Amounts that become due and payable on your debt security will be payable in a currency, composite currency or basket of currencies specified in your prospectus supplement.

     We call this currency, composite currency or basket of currencies a specified currency. The specified currency for your debt security will be U.S. dollars unless your prospectus supplement states otherwise. A specified currency may include the euro. Some debt securities may have different specified currencies for principal and interest.

     You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to the dealer or dealers that we name in your prospectus supplement, unless other arrangements have been made between you and us or between you and that dealer or dealers. We will make payments on your debt securities in the specified currency, except as otherwise described in your prospectus supplement.

Types of Debt Securities

     We may issue the following types of debt securities:

•	Fixed Rate Debt Securities. A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount.

•	Floating Rate Debt Securities. A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be described in your prospectus supplement.

•	Indexed Debt Securities. A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to one or more currencies, commodities or stocks, including baskets of stocks and stock indices, or to any other index described in the applicable prospectus supplement. If you are a holder of an indexed debt security, you may receive a principal amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. That value may fluctuate over time. Some indexed debt securities may also be exchangeable, at the option of the holder or the Company, into stock of the Company. If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index and about how amounts that are to become payable will be determined by reference to that index. Before you purchase any indexed debt security, you should read carefully the section of your prospectus supplement entitled “Risks Relating to Indexed Debt Securities.”

     A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity.

Information in your Prospectus Supplement

     Your prospectus supplement will describe one or more of the following terms of your debt security:

•	the title of the series of debt securities;

•	the stated maturity of the principal amount of the debt securities;

•	whether your debt security is a senior or subordinated debt security;

•	the specified currency or currencies for principal and interest, if not U.S. dollars;

•	the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security, and also whether it is an original issue discount debt security;

•	if your debt security is a fixed rate debt security, the rate at which your debt security will bear interest, if any, the regular record dates and the interest payment dates;

•	if your debt security is a floating rate debt security, the interest rate basis; any applicable index, currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; and the calculation agent;

•	if your debt security is an original issue discount debt security, the yield to maturity;

•	if your debt security is an indexed debt security, the principal amount we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and whether your debt security will be exchangeable for or payable in our stock;

•	whether your debt security may be redeemed or repaid by the Company at our or the holder’s option before the stated maturity and, if so, other relevant terms such as the redemption or repayment commencement date, specific redemption or repayment date(s), redemption or repayment period(s) and redemption or repayment price(s), all of which we describe under “— Redemption and Repayment” below;

•	whether we will issue or make available your debt security in non-book-entry form;

•	the denominations in which securities will be issued (if other than integral multiples of U.S. $1,000); and

•	any other terms of your debt security that are consistent with the provisions of the indentures.

Legal Ownership of Debt Securities

     Please note that in this prospectus, the term holders means those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in debt securities registered in “street name” or in debt securities issued in book-entry form through The Depository Trust Company.

     We refer to those who have debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the holders of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as indirect owners of those debt securities. As we discuss below, indirect owners are not legal holders, and investors in debt securities issued in book-entry form, which we refer to as book-entry securities, or in street name will be indirect owners.

Book-Entry Owners

     Debt securities represented by one or more global debt securities are registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

     Under the indentures, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for book-entry securities, we will recognize only the depositary as the holder of the debt securities, and we will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants make these payments under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

     As a result, investors in global debt securities will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as debt securities are issued in global form, investors will be indirect owners, and not holders, of the debt securities. More information regarding the depositary, participants and indirect owners is described under “— Special Considerations for Global Debt Securities — Information Relating to DTC.”

Street Name Owners

     We may terminate a global security or issue debt securities initially in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

     For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect owners, not holders, of those debt securities.

     If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holder’s consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Legal Holders

     Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the holders of debt securities. We do not have obligations to investors who hold beneficial interests in street name, in global debt securities or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we issue the debt securities only in global form.

     For example, once we make payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — e.g., to amend the indentures or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture — we would seek the approval only from the holders, and not the indirect owners, of the debt securities. Whether and how the holders contact the indirect owners is up to the holders.

What is a Global Debt Security?

     Unless otherwise specified in an applicable prospectus supplement, we may issue each series of debt securities in book-entry only form. Each debt security issued in book-entry form will be represented by a global debt security that we will deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary.

     Unless otherwise stated in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by DTC and its participants.

     A global debt security may represent one or any other number of individual debt securities. Generally, all debt securities represented by the same global debt security will have the same terms. We may, however, issue a global debt security that represents multiple debt securities that have different terms and are issued at different times. We call this kind of global debt security a master global debt security.

     A global debt security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Special Considerations for Global Debt Securities — Special Situations When a Global Debt Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global debt security, and investors will be permitted to own only beneficial interests in a global debt security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose debt security is represented by a global debt security will not be a legal holder of the debt security, but only an indirect owner of a beneficial interest in the global debt security.

     If the prospectus supplement for a particular debt security indicates that the debt security will be issued in “global form only,” then the debt security will be represented by a global debt security at all times unless and until the global debt security is terminated under one of the special situations described below under “— Special Considerations for Global Debt Securities — Special Situations When a Global Debt Security Will Be Terminated.” The global debt security may be a master global debt security, although your prospectus supplement will not indicate whether it is a master global debt security.

Special Considerations for Global Debt Securities

     As an indirect owner, an investor’s rights relating to a global debt security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a legal holder of debt securities and instead deal only with the depositary, or its nominee, that holds the global debt security.

     If debt securities are issued only in the form of a global debt security, an investor should be aware of the following:

•	An investor cannot get the debt securities registered in his or her own name and cannot get non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

•	An investor will be an indirect owner and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “— Legal Ownership of Debt Securities” above;

•	An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to the investor’s interest in a global debt security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global debt security. We and the trustee also do not supervise the depositary in any way;

•	The depositary may require that those who purchase and sell interests in a global debt security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global debt securities, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Information Relating to DTC

     DTC will act as securities depositary for the book-entry securities. The book-entry securities will be issued as fully registered securities registered in the name of Cede & Co, DTC’s nominee, or in such other name as may be requested by an authorized representative of DTC. One fully registered global debt security will be issued for each issue of book-entry securities, each in the aggregate principal amount of that issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500,000,000, one global debt security will be issued with respect to each $500,000,000 of principal amount and an additional global debt security will be issued with respect to any remaining principal amount of that issue.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section l7A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2.2 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC participants, or Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to DTC’s system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. The DTC rules applicable to its participants are on file with the SEC.

     Purchases of book-entry securities under DTC’s system must be made by or through Direct Participants, which will receive a credit for the book-entry securities on DTC’s records. The ownership interest of each actual purchaser of each book-entry note represented by a global debt security, which we refer to as an indirect owner, is in turn to be recorded on the records of the Direct and Indirect Participants. Indirect owners will not receive written confirmation from DTC of their purchase. Indirect owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which such indirect owners entered into the transaction. Transfers of ownership interests in a global debt security representing book-entry securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of the indirect owners. Indirect owners of a global debt security representing book-entry securities will not receive non-global certificates representing their ownership interests in the book-entry securities, except under the circumstances described in “—Special Situations When a Global Debt Security Will Be Terminated.”

     To facilitate subsequent transfers, all global debt securities representing book-entry securities which are deposited by Direct Participants with DTC are registered in the name of DTC’s nominee, Cede & Co. or in such other name as may be requested by an authorized representative of DTC. The deposit of global debt securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual indirect owners of the global debt securities representing the book-entry securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts the book-entry securities are credited, which may or may not be the indirect owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to indirect owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. or any other DTC nominee will consent or vote with respect to the global debt securities representing the book-entry securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the book-entry securities are credited on the applicable record date.

     Redemption proceeds, distributions, and divided payments on the global debt securities representing the book-entry securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to indirect owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants and not of DTC nor its nominee, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and divided payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our and the trustee’s responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the indirect owners will be the responsibility of Direct and Indirect Participants.

     If applicable, redemption notices will be sent to DTC. If less than all of the book-entry securities of like tenor and terms are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in the issue to be redeemed.

     An indirect owner shall give notice of any option to elect to have its book-entry securities repaid by us, through its participant, to the trustee, and shall effect delivery of the book-entry securities by causing the Direct Participant to transfer the participant’s interest in the global debt security or securities representing the book-entry securities, on DTC’s records, to the trustee. The requirement for physical delivery of book-entry securities in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global debt security or securities representing the book-entry securities are transferred by Direct Participants on DTC’s records.

     DTC may discontinue providing its services as securities depositary with respect to the book-entry securities at any time by giving reasonable notice to us or the trustee. Under these circumstances, if a successor securities depositary is not obtained, non-global certificates are required to be printed and delivered to DTC.

     We may decide to discontinue use of the system of book-entry transfers through DTC or any successor securities depositary. In that event, non-global certificates will be printed and delivered.

     The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any underwriter or agent takes any responsibility for the accuracy thereof.

Special Situations When a Global Debt Security Will Be Terminated

     In a few special situations described below, a global debt security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global debt security transferred on termination to their own names, so that they will be legal holders. We have described the rights of holders and street name investors above under “— Legal Ownership of Debt Securities.”

     The special situations for termination of a global debt security are:

•	when the depositary notifies us that it is unwilling or unable to continue as depositary for that global debt security or when the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and we do not appoint another institution to act as depositary within 90 days;

•	when we notify the trustee that we wish to terminate that global debt security; or

•	when an event of default, or an event which with notice or lapse of time or both would become an event of default, has occurred and is continuing with regard to debt securities represented by that global debt security; we discuss defaults below under “— Default and Remedies.”

     When a global debt security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global debt security will be registered and, therefore, who will be the holders of those debt securities.

Notices

     Notices to be given to holders of a global note will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of notes not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

     In the remainder of this description “you” means direct holders and not book-entry, street name or other indirect owners of debt securities.

Form, Exchange, Registration and Transfer

     Debt securities may be issued:

•	only in fully registered form; and

•	without interest coupons.

     Holders may exchange their non-global debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

     Holders may exchange or transfer their certificated debt securities at the office of the trustee. We will initially appoint the trustee to act as our agent for registering debt securities in the names of holders and transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. The security registrar will also perform transfers.

     Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

     If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

     If any debt securities are redeemable, we may prohibit the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

     If a debt security is issued as a global debt security, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

Payment and Paying Agent

     We will only be required to make payment of the principal on a debt security if you surrender the debt security to the paying agent for that debt security. We will only be required to make payment of principal and interest at the office of the paying agent, except that at our option, we may pay interest by mailing a check to the holder or by wire transfer to an account designated in writing by such holder. Unless we indicate otherwise in the applicable prospectus supplement, we will pay interest to the person who is the holder at the close of business on the record date for that interest payment, even if that person no longer owns the debt security on the interest payment date, except that interest payable at maturity or upon earlier redemption or repayment of the debt securities will be payable to the person to whom principal is payable.

     We will specify in the applicable prospectus supplement the regular record date relating to an interest payment date for any fixed rate debt security and for any floating rate debt security.

Paying Agent

     We will specify the paying agent for payments with respect to debt securities of each series of debt securities in the applicable prospectus supplement. We may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we must maintain a paying agent in each place of payment for each series of debt securities.

Unclaimed Payments

     Regardless of who acts as paying agent, subject to applicable law, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Redemption and Repayment

     Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, except as described below, we will not be entitled to redeem your debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to repay your debt security before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

     If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which will be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities will apply.

     If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to, but excluding, the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

     If your prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to, but excluding, the repayment date.

     In the event that we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. Notice of this redemption will be mailed to holders at the address that appears on the register of the redeemed debt securities.

     If a debt security represented by a global debt security is repayable at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the rights to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to the banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

     Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

     If the option of the holder to elect repayment as described above is deemed to be a “tender offer” within the meaning of Rule 14e-l under the Securities Exchange Act of 1934, we will comply with Rule 14e-l as then in effect to the extent applicable.

     We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Reopenings

     Unless we specify otherwise in an applicable prospectus supplement, we have the ability to “reopen,” or later increase, the principal amount of a series of our debt securities without notice to the existing holders of securities of that series by selling additional debt securities with the same terms except that any new securities may begin to bear interest at a different date.

Conversion

     We may issue debt securities that are convertible, at either our or the holder’s option, into our preferred stock, common stock, or other debt securities. The prospectus supplement will describe the terms of any conversion features including:

•	the periods during which conversion may be elected;

•	the conversion price payable and the number of shares or amount of preferred stock, common stock, or other debt securities that may be purchased upon conversion, and any adjustment provisions; and

•	the procedures for electing conversion.

Mergers and Similar Transactions

     We are generally permitted to merge or consolidate with another entity. We are also permitted to sell our assets substantially as an entirety to another entity. We may not take any of these actions, however, unless all the following conditions are met:

•	We are the surviving entity or the successor entity is organized under the laws of the United States of America, any State thereof, the Commonwealth of Puerto Rico or the District of Columbia and it expressly assumes our obligations under the debt securities and the indentures.

•	Immediately after the transaction, no event of default under the indentures has occurred and is continuing. For this purpose, “event of default under the indentures” means an event of default or any event that would be an event of default if the requirements for giving us notice and for the default having to continue for a specific period of time were disregarded. We describe these matters below under “— Default and Remedies.”

     These conditions will apply only if we intend to merge, consolidate or sell our assets substantially as an entirety. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another firm, any transaction that involves a change of control but in which we do not merge or consolidate and any asset sale that does not constitute a sale of our assets substantially as an entirety.

     The meaning of the phrase “substantially as an entirety” as used above will be interpreted in connection with the facts and circumstances of the subject transaction and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of our assets substantially as an entirety.

     If we merge with or into any other entity or sell our assets substantially as an entirety, we shall be released from all liabilities and obligations under the indenture and under the debt securities.

Restrictive Covenants

     The covenants described below will apply only to senior debt securities.

Principal Banking Subsidiary

     The senior indenture contains a covenant that, except as otherwise provided under “— Mergers and Similar Transactions” or below, we will not sell, assign, pledge, transfer or dispose of, or permit the issuance of, or permit a subsidiary to sell, assign, pledge, transfer or dispose of, any shares of voting stock of any subsidiary or any securities convertible into voting stock of any subsidiary which is:

•	a principal banking subsidiary, or

•	a subsidiary which owns shares of voting stock, or any securities convertible into voting stock, of a principal banking subsidiary.

However, this covenant does not prohibit:

     (a) any dispositions made by us or any subsidiary

          (1) acting in a fiduciary capacity for any person other than us or any subsidiary, or

          (2) to us or any of our wholly-owned subsidiaries; or

     (b) the merger or consolidation of a principal banking subsidiary with and into a banking subsidiary, or the merger or consolidation of any principal banking subsidiary with and into any other principal banking subsidiary.

     This covenant does not prohibit a sale, assignment, pledge, transfer, issuance or other disposition of shares of voting stock of a principal banking subsidiary, or a subsidiary which owns shares of voting stock, or any securities convertible into voting stock, of a principal banking subsidiary, where:

•	the sale, assignment, pledge, transfer, issuance or other disposition is made, in the minimum amount required by law, to any person for the purpose of the qualification of such person to serve as a director, or

•	the sale, assignment, pledge, transfer, issuance or other disposition is made in compliance with an order of a court or regulatory authority of competent jurisdiction or as a condition imposed by any such court or authority to our acquisition, directly or indirectly, of any other corporation or entity, or

•	in the case of (x) a disposition or issuance of shares of voting stock, or any securities convertible into voting stock, of a principal banking subsidiary, or (y) a sale of voting stock, or any securities convertible into voting stock, of any subsidiary which owns shares of voting stock, or any securities convertible into voting stock, of a principal banking subsidiary:

          (A) the sale, assignment, pledge, transfer, issuance or other disposition is for fair market value (as determined by our board of directors and the board of directors of the subsidiary disposing of such shares or securities, and evidenced by respective resolutions of such boards of directors) and

          (B) after giving effect to such disposition and to any potential dilution (if the shares or securities are convertible into voting stock), we and our directly or indirectly wholly-owned (except for directors’ qualifying shares) subsidiaries will own directly not less than 80% of the voting stock of such principal banking subsidiary or subsidiary, or

•	a principal banking subsidiary sells additional shares of voting stock to its stockholders at any price, so long as immediately after such sale we own, directly or indirectly, at least as great a percentage of the voting stock of such principal banking subsidiary as we owned before the sale of the additional shares.

     A banking subsidiary is defined as a subsidiary which meets the definition of a “bank” in the indentures. A principal banking subsidiary is a banking subsidiary with consolidated assets constituting 30% or more of our consolidated assets as of the most recently completed fiscal year. At the date of this prospectus, Banco Santander Puerto Rico is our only principal banking subsidiary.

Limitations on Liens

     In addition, the senior indenture provides that we may not, and may not permit any material banking subsidiary to, directly or indirectly create, assume, incur or permit to exist, any indebtedness for money borrowed secured by a lien on any shares of voting stock of any material banking subsidiary without securing the senior debt securities (and, if we so elect, any of our other indebtedness ranking equally with the senior debt securities) equally and ratably with all indebtedness secured by those liens. A material banking subsidiary means any controlled subsidiary of ours that is chartered as a banking corporation under federal, state or Puerto Rico law and that is a significant subsidiary as defined in Rule 1-02 of Regulation S-X of the SEC. As of the date of this prospectus, Banco Santander Puerto Rico is our only material banking subsidiary.

     The provisions of the preceding paragraph, however, will not apply to:

▪	liens imposed for taxes, assessments or governmental charges or levies, provided those liens are not then due or delinquent or being contested in good faith or are less than $10,000,000 in amount;

▪	liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith or which involves claims of less than $10,000,000; or

▪	deposits to secure (or in lieu of) surety, stay, appeal or customs bonds.

Default and Remedies

     Every year we are required to send to the trustee for our debt securities a report on the performance of our obligations under the senior indenture and the subordinated indenture and on any default. You will have special rights if an event of default with respect to your senior debt security occurs and is not cured, as described in this subsection.

Events of Default

     Senior Indenture. With respect to each series of senior debt securities, the term “event of default” means any of the following:

•	We do not pay the principal or any premium, if any, on any of our senior debt securities of that series on its due date;

•	We do not pay interest on any of our senior debt securities of that series within 30 days after its due date;

•	We do not deposit a sinking fund payment with regard to any of our senior debt securities of that series on its due date, but only if the payment is required by the terms of the applicable series of debt securities;

•	We remain in breach of any of our covenants or warranties in the senior indenture or in the senior debt securities of the applicable series, for 90 days after we receive a notice of default stating that we are in breach;

•	We or any of our material banking subsidiaries defaults under indebtedness for money borrowed totaling in excess of $10,000,000, the obligation to repay such indebtedness is accelerated by our lenders and its repayment obligation remains accelerated, unless the debt is paid, the default is remedied, cured or waived or the acceleration is rescinded within 30 days after we receive a notice of default;

•	We or any of our material banking subsidiaries files for bankruptcy, or certain other events of bankruptcy, insolvency or reorganization relating to us or to any of our material banking subsidiaries occur; or

•	Any other event of default specified in the prospectus supplement relating to the applicable series of debt securities.

     However, a notice of default as described in the fourth and fifth bullet points above must be sent to us by the trustee or to us and the trustee by the holders of not less 25% of the principal amount of senior debt securities of the series for those events to be events of default.

     The trustee shall give notice of any event of default, but notice of an event of default with respect to a covenant as described in the fourth bullet point above will not be given until at least 30 days after it occurs.

     Subordinated Indenture. With respect to your subordinated debt security, the term “event of default” means that a filing for bankruptcy or certain other events of bankruptcy, insolvency or reorganization relating to us occurs. The subordinated indenture does not provide for any event of default or right of acceleration of the payment of principal upon a default in the payment of principal, premium or interest or in the performance of any covenant or agreement on a series of subordinated debt securities or on the subordinated indenture. With respect to a particular series of subordinated debt securities, additional events of default may be provided, in which case they will be described in the related prospectus supplement.

Remedies if an Event of Default Occurs

     Under certain circumstances, the holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all the debt securities of that series. If this happens, the default will be treated as if it had not occurred.

     Senior Indenture. If an event of default on the senior debt securities of any series has occurred and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series may declare the entire principal amount of the senior debt securities of that series to be due immediately.

     This situation is called an “acceleration of the maturity” of the senior debt securities. If the maturity of any senior debt securities of any series is accelerated, the holders of not less than a majority in principal amount of the senior debt securities of that series affected by the acceleration may cancel the acceleration for all of those senior debt securities if we have paid, or deposited with the trustee, all amounts due with respect to those securities, other than amounts due because of the acceleration of the maturity, and all events of default, other than nonpayment of the accelerated principal, have been cured or waived.

     Subordinated Indenture. If an event of default on the subordinated debt securities of any series as described in the first sentence under “— Events of Default — Subordinated Indenture,” above, has occurred and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of the outstanding subordinated debt securities of that series may declare the entire principal amount of that series of subordinated debt securities to be due immediately.

     This situation is called an “acceleration of the maturity” of those subordinated debt securities. If the maturity of any subordinated debt securities of any series is accelerated, the holders of not less than a majority in principal amount of the subordinated debt securities of that series affected by the acceleration may cancel the acceleration for all of the affected subordinated debt securities if we have paid, or deposited with the trustee, all amounts due with respect to those securities, other than amounts due because of the acceleration of the maturity, and all events of default have been cured or waived.

Trustee’s Indemnity

     If an event of default on any series of debt securities occurs, the trustee for those securities will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

     Except as described in the prior paragraph, the trustee is not required to take any action under any of the indentures at the request of any holders unless the holders of that series offer the trustee reasonable protection from expenses and liability. This is called an “indemnity.” If reasonable indemnity satisfactory to the trustee is provided, the holders of a majority in principal amount of all of the outstanding debt securities of that series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The majority holders of that series may also direct the trustee in performing any other action under the indenture with respect to the debt securities of that series.

     Before you can bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to your debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•	The holders of not less than 25% in principal amount of all debt securities of that series must make a written request that the trustee take action because of the event of default and offer reasonable indemnity satisfactory to the trustee against the costs, expenses and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

•	During those 60 days, the holders of a majority in principal amount of the debt securities of that series must not have given the trustee directions that are inconsistent with such written request.

     You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

     Book-entry, street name and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Defeasance

     We will be discharged from our obligations on the senior debt securities of any series at any time if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the senior debt securities of the series. In order to discharge our obligations under the senior debt securities of a series in this manner, we will be required to deliver to the trustee an opinion of counsel to the effect that the holders of the senior debt securities of that series will have no federal income tax consequences as a result of such deposit. If this happens, the holders of the senior debt securities of the series will not be entitled to the benefits of the senior debt indenture except for registration of transfer and exchange of senior debt securities and replacement of lost, stolen or mutilated senior debt securities.

     The subordinated debt indenture does not contain provisions for the defeasance and discharge of our obligations on the subordinated debt securities and the subordinated indenture.

Modification and Waiver of the Indentures

     There are three types of changes we can make to the indentures and the debt securities.

Changes Requiring Your Approval

     First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change. Here is a list of this type of change:

•	change the stated maturity for any principal or interest on a debt security;

•	reduce the principal amount, the amount of principal of an original issue discount security payable on acceleration of the maturity after a default, the interest rate or the redemption price of a debt security;

•	change the currency of any payment on a debt security;

•	change the place of payment on a debt security;

•	impair a holder’s right to sue for payment of any amount due on a debt security;

•	reduce the percentage in principal amount of the debt securities of any series of debt securities the consent of whose holders is needed to change the indenture or waive our compliance with the indenture or to waive defaults;

•	modify the subordination provisions of the subordinated indenture in a manner adverse to the holders of the subordinated debt securities.

Changes Not Requiring Approval

     The second type of change does not require any approval by holders of debt securities. This type is limited to clarifications and changes that would not adversely affect the interests of the holders of the debt securities in any material respect, nor do we need your consent to make changes that affect only other debt securities to be issued after the changes take effect.

     We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities or series of debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities or other debt securities.

Changes Requiring Majority Approval

     Any other changes to the indentures and the debt securities would require the following approval:

•	If the change affects only one series of debt securities, it must be approved by the holders of at least a majority in principal amount of that series.

•	If the change affects more than one series of debt securities, it must be approved by the holders of at least a majority in principal amount of each series of the debt securities affected by the change.

     In each case, the required approval may be given by written consent.

     The holders of a majority in principal amount of debt securities of any series may waive compliance by us with certain provisions of the indentures. The holders of a majority in principal amount of debt securities of any series may also waive a past default under the applicable indenture with respect to such series, except a default in the payment of the principal of, or any premium (if any) or interest on, debt securities of such series, or in respect of a covenant or provision which under the terms of the applicable indenture cannot be modified or amended without the approval of each affected holder.

     Book-entry, street name and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indentures or the debt securities or request a waiver.

Further Details Concerning Voting

     When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of those debt securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known, for example, because it is based on an index, we will use a special rule for that debt security determined by our board of directors or described in the prospectus supplement.

•	For debt securities denominated in one or more foreign currencies or composite currencies, we will use the U.S. dollar equivalent.

     Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption.

     We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture.

Special Terms Relating to the Subordinated Debt Securities

     Unless otherwise indicated in the applicable prospectus supplement, the following provisions apply to the subordinated debt securities.

     Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will, to the extent described below, be subordinated and junior in right of payment to the prior payment in full of all senior indebtedness (as defined below). The subordinated debt indenture provides that no payment of principal, interest or any premium on the subordinated debt securities may be made unless we pay in full the principal, interest, any premium or any other amounts on any senior indebtedness then due. Also, no payment of principal, interest or any premium on the subordinated debt securities may be made if there shall have occurred and be continuing an event of default with respect to any senior indebtedness permitting the holders thereof to accelerate the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us, then all senior indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. Holders of subordinated debt securities must hold any payments received by them in trust for the benefit of the holders of senior indebtedness and such payments must be delivered to the holders of senior indebtedness until all senior indebtedness is paid in full.

     The subordinated indenture will not limit the amount of senior indebtedness that we may incur.

     Senior indebtedness means:

•	the principal of, and premium, if any, or interest on money borrowed or purchased by us,

•	the principal of, and premium, if any, or interest on money borrowed or purchased by another person and guaranteed by us,

•	any deferred obligation for the payment of the purchase price of property or assets evidenced by a note or similar agreement,

•	any obligation arising from direct credit substitutes, and

•	any obligation associated with derivative instruments such as interest and foreign exchange rate contracts, commodity contracts and other similar financial instruments,

in each case, whether outstanding on the date the subordinated indenture became effective, or created, assumed or incurred after that date.

     The definition of senior indebtedness excludes any indebtedness that:

•	expressly states that it is junior to, or ranks equally in right of payment with, the subordinated debt securities, or

•	is identified as junior to, or equal in right of payment with, the subordinated debt securities in any resolution of our board of directors or in any supplemental indenture.

     As of June 30, 2005, we had $4.8 million principal amount of senior indebtedness outstanding.

Our Relationship with the Trustee

     The Bank of New York will act as the trustee under each of the indentures unless otherwise specified in the applicable prospectus supplement.

     If an event of default (or an event that would be an event of default if the requirements for giving us default notice or the event of default having to exist for a specific period of time were disregarded) occurs with respect to any of our debt securities issued under an indenture between us and the trustee, the trustee may be considered to have a conflicting interest in respect of debt securities issued under other indentures between us and the trustee, for purposes of the Trust Indenture Act of 1939. In that case the trustee may be required to resign under one or more indentures and we would be required to appoint a successor trustee.

     In addition, we may replace the trustee if the Board of Directors determines that the services provided by the trustee may be obtained at a substantially lower cost to us.

     We have had and may continue to have banking relationships with the trustee in the ordinary course of business.

DESCRIPTION OF PREFERRED STOCK

     This section summarizes the material terms that will apply generally to the preferred stock we may issue under this prospectus, which is referred to as the “preferred stock.”

          Each series of preferred stock will have financial and other terms specific to it, and the specific terms including pricing of each preferred stock will be described in a prospectus supplement attached to the front of this prospectus. Those terms may vary from the terms described here. As you read this section, therefore, please remember that the specific terms of your preferred stock as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. The statements we make in this section may not apply to your preferred stock.

     The description of the preferred stock that is set forth below and in any prospectus supplement is only a summary and is qualified by reference to the documents that govern each series of preferred stock, which include:

•	Our articles of incorporation; and

•	The certificate of designation relating to that series of preferred stock.

     These documents will be filed with the SEC on or about the time of issuance of preferred stock.

Authority to Issue Preferred Stock

     Under our articles of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

•	the number of shares to be included in the series;

•	the designation, powers, preferences and rights of the shares of the series; and

•	the qualifications, limitations or restrictions of such series, except as otherwise stated in our articles of incorporation.

General Terms of the Preferred Stock

     Mellon Investor Services LLC will be the transfer agent, dividend disbursing agent and registrar for the preferred stock, unless otherwise specified in the applicable prospectus supplement. Because we are a holding company, the claims of creditors and any preferred stock of our subsidiaries will have a priority over our equity rights and the rights of our creditors and stockholders, including the holders of preferred stock, to participate in the assets of the subsidiary upon the subsidiary’s liquidation, except to the extent we may be creditors with recognized claims against the subsidiary or holders of preferred stock of the subsidiary.

     The preferred stock will be fully paid and non-assessable when issued and will provide holders with no rights to acquire securities, including other preferred stock, that may be issued after you purchase preferred stock. The shares of any series of preferred stock may not trade at the liquidation preference for that series. With regard to payment of dividends and rights upon our liquidation, dissolution or winding up, the preferred stock will rank senior to our equity securities expressly made junior to it and our common stock, equally with other outstanding series of preferred stock expressly made equal to the preferred stock and junior to all equity securities expressly made senior to the preferred stock. For this purpose, the term “equity securities” does not include debt securities convertible into or exchangeable for equity securities.

Dividends and Distributions

     At its discretion, our board of directors may declare cash dividends on the preferred stock that are payable out of funds legally available for that purpose. The rate or formula to determine the rate used to calculate the dividends will be set forth in the prospectus supplement for each series of preferred stock. The dividends may be cumulative or non-cumulative as provided in the applicable prospectus supplement and will be payable to the holders of record on the record dates fixed by the board of directors. Our ability to pay dividends is subject to policies of the Federal Reserve Board, referred to as the Federal Reserve. Federal Reserve policy is that a bank holding company should pay dividends only out of its current operating earnings. Pursuant to this policy, we may not be able to pay dividends in the future if we do not have sufficient operating earnings.

     No dividends may be declared or paid or funds set apart for the payment of dividends on any of our equity securities with equal or lesser rights to the payment of dividends unless dividends are paid or set apart for such payment for all prior periods if the preferred stock pays dividends on a cumulative basis or for the then current dividend period established by the certificate of designation for the applicable series of preferred stock if such series of preferred stock pays dividends on a non-cumulative basis. If we do not fully pay dividends on our preferred stock, holders of our preferred stock will share dividends pro rata with our equity securities with equal rights to the payment of dividends.

Conversion

     The prospectus supplement for any series of preferred stock will state any terms on which shares of that series are convertible into our other securities.

Exchange

     If so determined by the board of directors, the holders of preferred stock of any series may be obligated to exchange their shares for other of our securities. The terms of any exchange and any replacement securities will be described in the applicable prospectus supplement.

Redemption

     We may issue a series of preferred stock of which we can redeem all or part at any time upon the terms and at the redemption prices set forth in the applicable prospectus supplement.

     If we redeem part of a series of preferred stock, we will determine which shares to redeem by lot or pro rata or by any other method determined to be equitable by the board of directors.

     Unless we fail to pay the redemption price, dividends will cease to accrue on preferred stock called for redemption on or after a redemption date, and the holders’ rights will terminate, except for the right to receive the redemption price.

     Under current regulations, bank holding companies may not exercise any option to redeem shares of preferred stock included as Tier 1 capital, or exchange such preferred stock for debt securities, without the prior approval of the Federal Reserve. Ordinarily, the Federal Reserve would not permit such a redemption unless:

•	the shares are redeemed with the proceeds of a sale by the bank holding company of common stock or perpetual preferred stock; or

•	the Federal Reserve determines that the bank holding company’s condition and circumstances warrant the reduction of a source of permanent capital.

Preferences in Liquidation

     In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our preferred stock will have preference and priority over any class of equity securities that ranks junior to our preferred stock upon liquidation, dissolution or winding up. This priority will extend to payments in the amount set forth in the applicable prospectus supplement plus all accrued and unpaid dividends to the date of final distribution to the holders. These payments may be made from capital or surplus using our assets or proceeds from any liquidation. If these assets or proceeds are insufficient to satisfy fully all claims with an equal priority of payment, then the assets and proceeds will be distributed ratably among the holders of the preferred stock in proportion to the full liquidation preferences. If you own non-cumulative preferred stock, you will not be entitled to receive payment for unpaid dividends from prior dividend periods or, to the extent that no dividends have been declared, for the then current dividend period. After you are paid the full amount of the liquidation preference to which you are entitled, you will not be entitled to participate in any further distribution of assets of your preferred stock.

Voting Rights

     The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the prospectus supplement;

•	as otherwise stated in the certificate of designation establishing such series; or

•	as required by applicable law.

     For a discussion of certain regulatory considerations relating to the ownership of the preferred stock, see “Description of Capital Stock¯Certain Regulatory Restrictions Relating to the Ownership of Capital Stock.”

DESCRIPTION OF CAPITAL STOCK

Authorized Capital

     As of the date of this prospectus, we are authorized to issue 200,000,000 shares of common stock, $2.50 par value per share, and 10,000,000 shares of serial preferred stock, $25.00 par value per share. The following is a summary of certain rights and privileges of our capital stock. You should read the more detailed provisions of our articles of incorporation, and the certificate of designation relating to any series of preferred stock for provisions that may be important to you.

Common Stock

     As of June 30, 2005, we had 50,650,364 shares of common stock issued, of which 46,639,104 were outstanding and 4,011,260 were held by us as treasury shares. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Each share of common stock has the same relative rights as, and is identical in all respects to, each other share of common stock. At each annual meeting of stockholders in which more than one director is being elected, every stockholder entitled to vote at such election has the right to vote, in person or by proxy, the number of shares owned by the stockholder for as many persons as there are directors to be elected and for whose election the stockholder has a right to vote. Holders of our common stock may not cumulate their votes in the election of directors and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on any outstanding shares of serial preferred stock. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of the common stock are entitled to share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock.

     Subject to the rights of holders of any outstanding shares, as may be issued from time to time, of our serial preferred stock in the event of our liquidation, dissolution or distribution of assets, the holders of common stock are entitled to share ratably in the assets legally available for distribution to stockholders. Our common stock has no redemption, conversion or sinking fund privileges.

     Subject to any dividend preferences that may be established with respect to any series of preferred stock, the holders of common stock are entitled to receive, pro rata, dividends if, as and when declared by the board of directors out of funds legally available for the payment of dividends.

     Our articles of incorporation provide that members of the board of directors are divided into three classes as nearly equal in number as possible. Each class of directors is elected for a three-year term. At each annual meeting, one-third of the members of the board of directors will be elected for a three-year term, and the other directors will remain in office until their three-year term expires or until their successors are elected and qualified. Therefore, control of the board of directors cannot be changed in one year, and at least two annual meetings must be held before a majority of the members of the board of directors can be changed.

     Our articles of incorporation allow our board of directors to issue one or more new series of preferred stock without stockholder approval. In some cases, the issuance of preferred stock without stockholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough voting shares necessary to take control.

     Holders of our common stock have no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of our common stock. All of the outstanding shares of our common stock are fully paid and non-assessable. The transfer agent and registrar for our common stock is Mellon Investor Services LLC. Our common stock is traded on the New York Stock Exchange under the symbol “SBP.”

Preferred Stock

     The general terms of our preferred stock are described above under “Description of Preferred Stock.” As of the date of this prospectus, we do not have any series of preferred stock outstanding.

Certain Regulatory Restrictions Relating to the Ownership of Capital Stock

     Because of our status as a bank holding company, owners of our voting securities are subject to restrictions and disclosure obligations under various federal laws, including the Bank Holding Company Act, referred to as the BHC Act. Regulations pursuant to the Act generally require prior Federal Reserve approval for an acquisition of control of an insured depository institution or of its holding company by any person or persons acting in concert. Control is deemed to exist if, among other things, a person or persons acting in concert acquire 25% or more of any class of voting securities of an insured institution or of its holding company. Control is presumed to exist subject to rebuttal, if a person or persons acting in concert acquire 10% or more of any class of voting securities and either (1) we have registered securities under Section 12 of the Securities Exchange Act of 1934, or (2) no person will own control or hold the power to vote a greater percentage of that class of voting securities immediately after the transaction. The concept of acting in concert is very broad and also is subject to certain rebuttable presumptions, including among others, that relatives, business partners, management officials, affiliates and others are presumed to be acting in concert with each other and their businesses.

     Under regulations adopted by the Federal Reserve, in addition to the common stock, any series of preferred stock whose holders become entitled to vote for the election of directors may be deemed a “class of voting securities.” A holder of 25% or more of such series (or a holder of 5% if it otherwise exercises a “controlling influence” over us) may then be subject to regulation as a bank holding company in accordance with the BHC Act. In addition, when a series is deemed a class of voting securities,

•	any other bank holding company may be required to obtain the approval of the Federal Reserve to acquire or retain 5% or more of that series, and

•	any person other than a bank holding company may be required to file with the Federal Reserve under the Change in Bank Control Act to acquire or retain 10% or more of that series.

     Section 12 of the Puerto Rico Banking Law, referred to as the Banking Law, requires prior approval of the Office of the Commissioner of Financial Institutions of Puerto Rico, referred to as Office of the Commissioner, to obtain control of any bank organized under the Banking Law. The Banking Law requires that the Office of the Commissioner be informed not less than 60 days prior to any transfer of voting capital stock of a Puerto Rico bank that results in any person owning, directly or indirectly, more than 5% of the outstanding voting stock of the bank. The Banking Law does not contain any provision allowing for the extension of such 60-day time period. The transfer requires the approval of the Office of the Commissioner if it results in a change of control of the bank. For the purposes of Section 12 of the Banking Law, the term “control” means the power to, directly or indirectly, direct or influence decisively the administration or the norms of the bank. The Office of the Commissioner has made a determination that the foregoing provisions of the Banking Law are applicable to a change in control of a bank holding company.

     Pursuant to the Banking Law, as soon as the Office of the Commissioner receives notice of a proposed transaction that may result in the control or in a change of control of a bank, the Office of the Commissioner shall have the duty to make the necessary investigations. The Office of the Commissioner shall issue authorization for the transfer of control of the bank if the results of his investigations are in his judgment satisfactory. The decision of the Office of the Commissioner is final and unreviewable.

SELLING STOCKHOLDER

     ABLASA, the selling stockholder, is a wholly-owned subsidiary of Santander Central Hispano. As of the date of this prospectus, ABLASA owns 40,230,929 shares or 86.26% of our outstanding common stock.

     ABLASA may use this prospectus to sell up to 6,000,000 shares of our common stock from time to time and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The shares may be sold by ABLASA at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers.

     At the time a particular offering of shares of our common stock is made by ABLASA, a prospectus supplement, if required, will be distributed. Any such prospectus supplement will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, if any, and any discounts, commissions or concessions allowed or reallowed to be paid to brokers or dealers.

     Unless otherwise stated in the applicable prospectus supplement, the selling stockholder will pay all brokerage fees and commissions and similar sale-related expenses as well as all other costs, fees and expenses relating to the registration of the shares with the SEC and the sale of those shares.

     Assuming ABLASA sold all of the shares that may be offered pursuant to this prospectus, ABLASA would own 34,230,929 shares, or 73.4% of our common stock. The registration of these shares does not necessarily mean that ABLASA will sell all or any of its shares of common stock.

PLAN OF DISTRIBUTION

Plan of Distribution for the Initial Offering and Sale of Securities

     We may sell securities:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to sell to the public; and

•	to investors directly or through agents.

     Any underwriter or agent involved in the sale of any series of the securities will be named in the applicable prospectus supplement.

     The prospectus supplement for each series of securities will describe:

•	the terms of the offering of these securities, including the name of the agent or the name or names of any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters and all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

     Only the agents or underwriters named in a prospectus supplement are agents or underwriters in connection with the securities being offered by that prospectus supplement. Under certain circumstances, we may repurchase securities and reoffer them to the public as set forth above and arrange for repurchases and resales of the securities by dealers as described below.

     We may agree to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the agents or the underwriters may be required to make.

     All securities will be a new issue of securities with no established trading market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but they will not be obligated to do so and may discontinue any market making at any time without notice. No one associated with any offering of securities can assure the development or liquidity of any trading market for any securities.

     The underwriters and their associates may be customers of, lenders to, engage in transactions with, and perform services for, Santander BanCorp or its affiliates in the ordinary course of business.

Plan of Distribution for Market-Making Resales by Affiliates

     This prospectus may be used by the agents or underwriters named in the applicable prospectus supplement which are our affiliates in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, the affiliated agents or underwriters may resell a security they acquire from other holders after the original offering and sale of the securities. Resales of this kind may occur in the open market, or may be privately negotiated, at prices related to prevailing market prices at the time of resale or at negotiated prices. In these transactions, the affiliated agents or underwriters may act as principal or agent, including as agent for the counterparty in a transaction in which the agents or underwriters act as principal or as agent for both counterparties in a transaction in which the agents or underwriters do not act as principal. The agents or underwriters may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of our affiliates may also engage in transactions of this kind and may use this prospectus for this purpose.

     We do not expect to receive any proceeds from market-making transactions. We do not expect that the agents or underwriters or any other affiliates that engage in these transactions will pay any proceeds from market-making transactions to us.

     A market-making transaction will have a settlement date later than the original issue date of the securities. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Plan of Distribution for Sales by the Selling Stockholder

     As described in the applicable prospectus supplement, the selling stockholder, or its donees, pledges, transferees or other successors in interest may offer from time to time shares of common stock in one or more of the following transactions:

•	to or through dealers or agents, which may include any Santander Securities Corporation, our wholly-owned subsidiary;

•	directly by the selling stockholder;

•	in brokerage transactions;

•	in the over-the-counter markets, in private transactions, for settlement of short sales, or through long sales, options or transactions involving cross or block trades;

•	by pledge to secure debts and other obligations; or

•	a combination of any of the above transactions or by any other legally available means.

Compliance with NASD Conduct Rules

     Santander Securities Corporation, one of our wholly-owned subsidiaries and a member of the NASD, may participate as an agent or an underwriter in offerings of securities. Because of our relationship with Santander Securities Corporation, offerings of securities in which Santander Securities Corporation participates will be conducted in accordance with Rule 2720 of the Conduct Rules of the NASD.

     In accordance with Rules 2720 and 2810 of the Conduct Rules of the NASD, NASD members participating in the underwriting of securities offered pursuant to this prospectus and any applicable prospectus supplement may not confirm sales to accounts over which they exercise discretionary authority without the prior specific written approval of the customer.

     In compliance with the guidelines of the NASD, the maximum discount or commission to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less that this amount.

VALIDITY OF OFFERED SECURITIES

     Unless otherwise specified in the applicable prospectus supplement, Pietrantoni Méndez & Alvarez LLP, San Juan, Puerto Rico, will issue an opinion about the legality of the offered securities. The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.

EXPERTS

     The financial statements and management’s report of the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the various expenses in connection with the issuance and distribution of the securities being registered hereby. All fees set forth below are estimates except for the SEC registration fee and NASD filing fee. All expenses will be paid by Santander BanCorp, except that the selling stockholder will pay $21,901 with respect to the SEC registration fee and such other fees and expenses related to the offering and sale of any shares of common stock actually sold by it.

Registration Fee	$139,601
NASD Filing Fee	70,500
Fees and Expenses of Accountants	75,000
Fees and Expenses of Counsel	300,000
Printing Expenses	45,000
Rating Agency Fees	225,000
Trustee’s Fees	35,000
Listing Fees	30,000
Miscellaneous	15,000

Total:	$935,101

Item 15. Indemnification of Directors and Officers.

(a)	Santander BanCorp is a Puerto Rico corporation.

(b)	Article 1.02(B)(6) of the Puerto Rico General Corporation Act (the “PR GCA”) provides that a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of members of its board of directors or governing body for breach of a director’s fiduciary duty of care. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability or equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

(c)	Article 4.09 of the PR GCA authorizes Puerto Rico corporations to indemnify their officers and directors against liabilities arising out of pending or threatened actions, suits or proceedings to which they are or may be made parties by reason of being directors or officers. Such rights of indemnification are not exclusive of any other rights to which such officers or directors may be entitled under any by-law, agreement, vote of stockholders or otherwise.

(d)	Santander BanCorp shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Santander BanCorp) by reason of the fact that he is or was a director of Santander BanCorp, or is or was serving at the written request of Santander BanCorp as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Santander BanCorp, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Santander BanCorp and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(e)	Santander BanCorp shall indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Santander BanCorp to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of Santander BanCorp, or is or was serving at the request of Santander BanCorp as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Santander BanCorp, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Santander BanCorp unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(f)	To the extent that a director of Santander BanCorp has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (d) or (e) above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(g)	Notwithstanding the provisions of paragraph (d) and (e) above, Santander BanCorp will not indemnify a director against fines imposed for the violation of any banking law, or to the extent such indemnification constitutes a “prohibited indemnification payment” under 12 C.F.R. Part 359 of the Code of Federal Regulations, or would otherwise be prohibited by law.

(h)	Any indemnification under paragraph (d) or (e) above (unless ordered by a court) shall be made by Santander BanCorp only as authorized in the specific case upon a determination that indemnification of the director is proper in the circumstances because he has met the applicable standard of conduct set forth therein and that such indemnification is otherwise permitted under applicable law. Such determination shall be made (a) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, even if such a quorum is not obtainable, or, (b) if no such directors are available, or if the directors so direct, by independent legal counsel in a written opinion.

(i)	Expenses incurred by a director in defending a civil or criminal action, suit or proceeding may be paid by Santander BanCorp in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Santander BanCorp.

(j)	The indemnification described herein shall not be deemed exclusive of any other rights to which a director seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)	Santander BanCorp also maintains directors’ and officers’ liability insurance policies on behalf of its directors and officers.

Item 16. Exhibits.

(1)(a)***	—	Form of Underwriting Agreement.

(4)(a)*	—	Articles of Incorporation of Santander BanCorp.

(4)(b)*	—	By-Laws of Santander BanCorp.

(4)(c)**	—	Form of Senior Indenture of Santander BanCorp.

(4)(d)**	—	Form of Subordinated Indenture of Santander BanCorp.

(4)(e)**	—	Form of Senior Note (included in Exhibit (4)(c)).

(4)(f)**	—	Form of Subordinated Note (included in Exhibit (4)(d)).

(4)(g)***	—	Form of Certificate of Designations, Preferences and Rights of Preferred Stock.

(4)(h)***	—	Form of Common Stock Certificate.

(4)(i)***	—	Form of Preferred Stock Certificate.

(5)**	—	Opinion of Pietrantoni Méndez & Alvarez LLP.

(12)**	—	Computation of Consolidated Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends.

(23)(a)**	—	Consent of Independent Registered Public Accounting Firm.

(23)(b)**	—	Consent of Pietrantoni Méndez & Alvarez LLP (included in Exhibit (5)(a)).

(24)*	—	Powers of attorney (included in pages II-6 to II-7 of the original filing of this Registration Statement).

(25)(a)*	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A., as Trustee under the Senior Indenture of Santander BanCorp.

(25)(b)*	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A., as Trustee under the Subordinated Indenture of Santander BanCorp.

*	Previously filed.

**	Filed herewith.

***	To be filed by post-effective amendment or incorporated by reference from a Current Report on Form 8-K.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Santander BanCorp’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrant against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d)(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Juan, Commonwealth of Puerto Rico, on the 13th day of October, 2005.

SANTANDER BANCORP
By:	/s/ Carlos M García
Carlos M. García
Senior Executive Vice President and Chief Operating Officer

Signature	Title	Date

*	Vice Chairman, President and Chief Executive	October 13, 2005

José Ramón González	Officer (Principal Executive Officer)

*	Chairman	October 13, 2005

Gonzalo de las Heras

Víctor Arbulú Crousillat	Director	October 13, 2005

*	Director	October 13, 2005

Stephen Ferriss

/s/ Carlos M. García	Senior Executive Vice President and	October 13, 2005

Carlos M. García	Chief Operating Officer

*	Director	October 13, 2005

Roberto H. Valentín

*	Director	October 13, 2005

Jesús M. Zabalza

*	Executive Vice President and	October 13, 2005

María Calero	Principal Accounting Officer

* /s/ Carlos M. García

as Attorney-in-Fact for each
of the persons indicated

EXHIBIT INDEX

Exhibit		Description
(1)(a)***	—	Form of Underwriting Agreement.

(4)(a)*	—	Articles of Incorporation of Santander BanCorp.

(4)(b)*	—	By-Laws of Santander BanCorp.

(4)(c)**	—	Form of Senior Indenture of Santander BanCorp.

(4)(d)**	—	Form of Subordinated Indenture of Santander BanCorp.

(4)(e)**	—	Form of Senior Note (included in Exhibit (4)(c)).

(4)(f)**	—	Form of Subordinated Note (included in Exhibit (4)(d)).

(4)(g)***	—	Form of Certificate of Designations, Preferences and Rights of Preferred Stock.

(4)(h)***	—	Form of Common Stock Certificate.

(4)(i)***	—	Form of Preferred Stock Certificate.

(5)**	—	Opinion of Pietrantoni Méndez & Alvarez LLP.

(12)**	—	Computation of Consolidated Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends.

(23)(a)**	—	Consent of Independent Registered Public Accounting Firm.

(23)(b)**	—	Consent of Pietrantoni Méndez & Alvarez LLP (included in Exhibit (5)(a)).

(24)*	—	Powers of attorney (included in pages II-6 to II-7 of the original filing of this Registration Statement).

(25)(a)*	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A., as Trustee under the Senior Indenture of Santander BanCorp.

(25)(b)*	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A., as Trustee under the Subordinated Indenture of Santander BanCorp.

*	Previously filed.

**	Filed herewith.

***	To be filed by post-effective amendment or incorporated by reference from a Current Report on Form 8-K.